UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2026

SANARA MEDTECH INC.

(Exact name of registrant as specified in its charter)

Texas	001-39678	59-2219994
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 Summit Avenue, Suite 414
Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 529-2300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.001 Par Value	SMTI	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.07. Submission of Matters to a Vote of Security Holders

Results of Special Meeting

On September 30, 2026, Sanara MedTech Inc., a Texas corporation ( “Sanara”), held a special meeting of shareholders (the “Special Meeting”) to vote on the proposals described in Sanara’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on September 4, 2026 (the “Proxy Statement”).

As of the close of business on September 1, 2026, the record date for the Special Meeting (the “Record Date”), there were 9,188,035 shares of Sanara’s common stock, par value $0.001 per share (the “Common Stock”), outstanding, each of which was entitled to one vote on each proposal at the Special Meeting. At the Special Meeting, a total of 6,411,427 shares of Common Stock, representing approximately 69.78% of the outstanding shares of Common Stock, were present in person or represented by proxy, constituting a quorum to conduct business.

At the Special Meeting, Sanara’s shareholders voted on the following matters:

1.	A proposal to approve and adopt the Agreement and Plan of Merger, dated as of July 29, 2026 (as it may be amended, supplemented, waived or otherwise modified in accordance with its terms, the “Merger Agreement”), by and among Sanara, MiMedx Group, Inc., a Florida corporation (“MiMedx”) and Mustang Merger Sub, Inc., a Texas corporation and a wholly-owned subsidiary of MiMedx (“Merger Sub”), pursuant to which, among other things, Merger Sub will merge with and into Sanara, with Sanara surviving as a wholly-owned subsidiary of MiMedx (the “Merger”), and approve the consummation of the transactions contemplated by the Merger Agreement, including the Merger (“Proposal No. 1”);

2.	A proposal to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to Sanara’s named executive officers that is based on or otherwise relates to the Merger (“Proposal No. 2”); and

3.	A proposal to approve one or more adjournments of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes cast at the Special Meeting to approve Proposal No. 1 (“Proposal No. 3”).

The final voting results for each proposal are described below. Proposal No. 3 was not submitted to Sanara’s shareholders for approval at the Special Meeting because there were sufficient votes to approve Proposal No. 1. For more information on each of these proposals, see the Proxy Statement.

Proposal No. 1. Sanara’s shareholders approved Proposal No. 1. The votes cast on Proposal No. 1 were as follows:

For	Against	Abstain	Broker Non-Votes
6,372,989	1,944	36,494	N/A

Proposal No. 2. Sanara’s shareholders approved Proposal No. 2. The votes cast on Proposal No. 2 were as follows:

For	Against	Abstain	Broker Non-Votes
5,841,470	75,247	494,710	N/A

Item 8.01. Other Events

Update on Regulatory Approvals

As previously disclosed, MiMedx and Sanara filed their respective notification and report forms pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) on August 12, 2026. In order to provide the Federal Trade Commission with additional time for review, on September 11, 2026, MiMedx, in consultation with Sanara, voluntarily withdrew its notification and report form pursuant to 16 C.F.R. § 803.12 and refiled its notification and report form on September 15, 2026, commencing a new 30-calendar-day waiting period under the HSR Act. Unless extended or earlier terminated, the waiting period under the HSR Act will expire at 11:59 p.m. Eastern Time on October 15, 2026. The consummation of the Merger remains subject to the satisfaction or waiver of the other conditions set forth in the Merger Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANARA MEDTECH INC.

Date: September 30, 2026	By:	/s/ Elizabeth B. Taylor
Elizabeth B. Taylor
Chief Financial Officer

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